EXHIBIT 99.2





                           CSM, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS



Consolidated Financial Statements
    Consolidated Balance Sheet...................................... Page     1
    Consolidated Statement of Operations............................          2
    Consolidated Statement of Stockholders' Equity (Deficit)........          3
    Consolidated Statement of Cash Flows............................          4
    Notes to Consolidated Financial Statements......................          5

                           CSM, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                 March 31, 2005
                                   (Unaudited)

                                    Assets
Current Assets
     Cash and cash equivalents                                                     $ 2,704,018
     Certificates of deposit - restricted (Note 5)                                     287,258
     Accounts receivable                                                               301,668
     Prepaid expenses and other assets                                                 552,794
                                                                                   -----------

     Total Current Assets                                                            3,845,738
                                                                                   -----------



Property and Equipment (Note 2)
     Property and equipment                                                            423,422
     Accumulated depreciation                                                         (291,568)
                                                                                   -----------

     Total Property and Equipment, net                                                 131,854
                                                                                   -----------


Other Assets (Note 3)
     Goodwill                                                                        1,384,208
     Deferred financing costs, net                                                      37,945
                                                                                   -----------

     Total Other Assets                                                              1,422,153
                                                                                   -----------


         Total Assets                                                              $ 5,399,745
                                                                                   ===========


                     Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
     Current maturities of notes payable (Note 4)                                  $ 1,963,524
     Accounts payable                                                                1,145,757
     Accrued expenses                                                                1,577,445
     Health and workers' compensation reserves                                       1,084,482
     Shares subject to mandatory redemption (Note 7)                                   258,690
     Deferred revenue                                                                1,361,332
     State income taxes payable                                                          6,175
                                                                                   -----------

     Total Current Liabilities                                                       7,397,405
                                                                                   -----------



Long-term Liabilities
     Notes payable, less current maturities (Note 4)                                    50,515
                                                                                   -----------

     Total Liabilities                                                               7,447,920
                                                                                   -----------



Stockholders' Equity (Deficit) (Note 7)
     Class A common stock, $0.01 par value; 1,500,000 share authorized, 398,691
         shares issued and outstanding at December 31, 2004                              3,987
     Class B common stock, $0.01 par value; 1,000,000 shares authorized, 371,636
         shares issued and outstanding at December 31, 2004                              3,716
     Stock warrants                                                                    457,370
     Additional paid-in-capital                                                        394,999
     Retained deficit                                                               (2,908,247)
                                                                                   -----------

     Total Stockholders' Equity (Deficit)                                           (2,048,175)
                                                                                   -----------


         Total Liabilities and Stockholders' Equity (Deficit)                      $ 5,399,745
                                                                                   ===========

 See accompanying notes to unaudited interim consolidated financial statements.

                           CSM, INC. AND SUBSIDIARIES
                      Consolidated Statement of Operations
                    For the Three Months Ended March 31, 2005
                                   (Unaudited)





Service Revenue (gross billings of $29,897,534, less worksite
      employee payroll cost of $25,600,209)                     $ 4,297,325

      Direct Cost of Services                                     3,507,342
                                                                -----------

      Gross Profit                                                  789,983
                                                                -----------

      Operating Expenses                                            995,426
                                                                -----------

      Loss from Operations                                         (205,443)
                                                                -----------


      Other Income (Expense)
          Interest income                                                57
          Loss on disposal of assets                                (28,521)
          Interest expense                                          (55,132)
          Guarantee and other financial fees                        (12,246)
                                                                -----------

          Total Other Income (Expense)                              (95,842)
                                                                -----------



          Net Loss                                              $  (301,285)
                                                                ===========



 See accompanying notes to unaudited interim consolidated financial statements.

                           CSM, INC. AND SUBSIDIARIES
            Consolidated Statement of Stockholders' Equity (Deficit)
                    For the Three Months Ended March 31, 2005
                                   (Unaudited)

                              Common Stock - Class A   Common Stock - Class B       Stock Warrants       Additional
                                Shares       Amount      Shares       Amount      Shares       Amount  Paid in Capital
                                ------       ------      ------       ------      ------       ------  ---------------
Balance at January 1, 2005      398,961    $  3,987      371,636    $  3,716      203,249    $ 457,370    $ 394,999

Net Loss                              0           0            0           0            0            0            0
                              ---------    --------    ---------    --------    ---------    ---------    ---------


Balance at March 31, 2005       398,961    $  3,987      371,636    $  3,716      203,249    $ 457,370    $ 394,999
                              =========    ========    =========    ========    =========    =========    =========

                                                 Total
                                Retained      Shareholders'
                                Deficit     Equity (Deficit)
                                -------     ----------------
Balance at January 1, 2005    $(2,606,962)    $(1,746,890)

Net Loss                         (301,285)       (301,285)
                              -----------     -----------


Balance at March 31, 2005     $(2,908,247)    $(2,048,175)
                              ===========     ===========



 See accompanying notes to unaudited interim consolidated financial statements.

                           CSM, INC. AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows
                    For the Three Months Ended March 31, 2005
                                   (Unaudited)

Cash Flows from Operating Activities
     Net loss                                                               $  (301,285)

     Adjustments to reconcile net loss to net cash provided by operating activities:
        Depreciation and amortization                                            49,443
        Loss on disposal of assets                                               28,521
        Decrease in accounts receivable                                         222,132
        Decrease in prepaid expenses and other assets                          (281,686)
        Increase in accounts payable                                            440,260
        Increase in accrued expenses                                           (228,346)
        Increase in health and workers' compensation reserves                  (101,065)
        Increase in deferred revenue                                          1,361,332
                                                                            -----------

     Net cash provided by operating activities                                1,189,306
                                                                            -----------



Cash Flows from Financing Activities
     Principal payments on notes payable                                        (10,845)
                                                                            -----------

     Net cash used in financing activities                                      (10,845)
                                                                            -----------

Net Increase in Cash and Cash Equivalents                                     1,178,461

Cash and Cash Equivalents, Beginning of Year                                  1,525,557
                                                                            -----------

Cash and Cash Equivalents, End of Year                                      $ 2,704,018
                                                                            ===========


Supplemental Cash Flow Disclosures
     Interest paid                                                          $    76,507
                                                                            ===========

 See accompanying notes to unaudited interim consolidated financial statements.

                            CSM INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                 March 31, 2005
                                   (Unaudited)


Note 1 - Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations

CSM, Inc., a Tennessee corporation (the "Company"), is a professional employer organization (PEO) headquartered near Nashville, Tennessee. The Company provides, through client service agreements, comprehensive and integrated human resource management services to small and medium-sized businesses, substantially all of which are located in Tennessee and surrounding states, thereby allowing these businesses to outsource their human resource responsibilities.

The Company provides such services by establishing an employment relationship with the worksite employees of its clients, contractually assuming substantial employer responsibilities with respect to worksite employees, and advising its clients regarding employment practices. While the Company becomes the legal employer for some purposes, and consequently assumes a level of liability for the employment practices of its clients, each client remains in operational control of its respective business. The Company's operations are affected additionally by government regulations relating to labor, taxes, insurance, benefits and employment matters. Thus, changes in these matters, unfavorable interpretation or changes to such regulations, although not known or foreseen by management at this time, could cause future results of operations to be materially different from the results reported herein.

Consolidation

The consolidated financial statements include CSM, Inc., and its wholly-owned subsidiaries, Century II Services, Inc. and Century II Staffing, Inc. Century II Staffing, Inc., also includes the accounts of its wholly-owned subsidiaries, Century II Staffing USA, Inc., Century II ASO, Inc., and Century II Tennessee, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue and Cost Recognition

The Company bills clients under its client service agreements, which include each worksite employee's gross wages, plus additional charges for employment related taxes, benefits, workers' compensation insurance, administration and record keeping, as well as safety, human resources, and regulatory compliance consultation. All wages, taxes and insurance coverages are provided under the Company's federal, state, and local or vendor identification numbers. No identification or recognition is given to the client when these monies are remitted or calculations are reported. All calculations or amounts the Company owes the government and its employment insurance vendors are based on the experience levels and activity of the Company with no consideration to client detail. There is no direct relationship between what the Company pays versus what is billed to a client.

The Company bills the client its worksite employees' gross wages plus an overall service fee that includes all components of employment related taxes, employment benefits insurance, and administration of those items. This service fee is intended to cover the Company's cost of those items and yield a profit to the Company. What is paid to the government and vendors is different than what is charged to the client due to the different methods of calculation as to what the Company owes those entities versus what the client is charged. The component of the service fee related to administration varies, in part, according to the size of the client, the amount and frequency of payroll payments, and the method of delivery of such payments. The component of the service fee related to workers' compensation and unemployment insurance is based, in part, on the client's historical claims experience. All charges by the Company are invoiced along with each periodic payroll delivered to the client.

The Company reports revenues in accordance with Emerging Issues Task Force ("EITF") No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. The Company reports revenues on a gross basis, the total amount billed to clients for service fees which includes health and welfare benefit plan fees, workers' compensation insurance, unemployment insurance fees, and employment-related taxes. The Company reports revenues on a gross basis for such fees because the Company is the primary obligor and deemed to be the principal in these transactions under EITF No. 99-19. However, the Company reports revenues on a net basis for the amount billed to clients for worksite employee salaries and wages. The Company adopted this accounting policy of reporting revenues net as an agent during 2004. This accounting policy of reporting revenue net as an agent versus gross as a principal has no effect on gross profit, loss from operations, or net loss.

The Company accounts for their revenues using the accrual method of accounting. Under the accrual method of accounting, the Company recognizes their revenues in the period in which the worksite employee performs work. The Company accrues revenues for service fees, health and welfare benefit plan fees, workers' compensation and unemployment insurance fees relating to work performed by worksite employees but unpaid at the end of each period. The Company accrues unbilled receivables for payroll taxes, service fees, health and welfare benefit plan fees, workers' compensation and unemployment insurance fees relating to work performed by worksite employees but unpaid at the end of each period. In addition, the related costs of services are accrued as a liability for the same period. Subsequent to the end of each year, such costs are paid and the related service fees are billed.

Consistent with its revenue recognition policy, the Company's direct costs do not include the payroll cost of its worksite employees. The Company's direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance costs.


Accounts Receivable

The Company carries its accounts receivable at invoiced amounts less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on history of past write-offs and collections and current credit conditions. Management has established an allowance for doubtful accounts of $35,000, as of March 31, 2005. The Company's policy is not to accrue interest on past due trade receivables.

Property, Equipment, and Depreciation

Property and equipment are carried at cost and include expenditures for new additions and those which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method. Depreciable lives range from 3 to 10 years.

Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings or in the cost of the replacement asset.

The provision for depreciation amounted to $26,675 for the three months ended March 31, 2005.

Goodwill and Other Intangible Assets

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets". With the adoption of SFAS No. 142, goodwill and other intangibles with indeterminate lives are no longer amortized but instead are assessed for impairment at least annually and more frequently as triggering events may occur. In making this assessment, management relies on a number of factors including operating results, business plans, economic projections, anticipated future cash flows, and transactions and market place data. Any impairment losses determined to exist are recorded in the period the determination is made. There are inherent uncertainties related to these factors and management's judgment in applying them to the analysis of any impairment. Since management's judgment is involved in performing goodwill and other intangible assets valuation analyses, there is risk that the carrying value of our goodwill and other intangible assets may be overstated or understated.

Income Taxes

The Company's results of operations are included in a consolidated federal tax return. The consolidated group has adopted a tax sharing agreement pursuant to the requirements of SFAS No. 109, "Accounting for Income Taxes", in which each company within the consolidated group is allocated federal taxes based upon its taxable income or is due a credit for the utilization of its tax benefits (i.e., net operating loss, capital loss, etc.) by other members of the consolidated group.

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes. Those differences relate primarily to fixed assets (use of different depreciation methods and lives for financial statement and income tax purposes) and certain accrued expenses (use of accrual method for financial statement purposes and cash method for income tax purposes). The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for any operating loss carryforwards, charitable contribution carryforwards, and tax credit carryforwards that are available to offset future income taxes.

Advertising

The Company charges advertising costs to expense as incurred. Advertising expenses amounted to $12,115 for the three months ended March 31, 2005.

Cash and Cash Equivalents

For purposes of the Consolidated Statement of Cash Flows, the Company considers all highly liquid instruments that are purchased within three months or less of an instruments maturity date to be cash equivalents.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Property and Equipment:

Property and equipment is comprised of the following at March 31, 2005:

        Furniture and equipment                                    $ 398,422
        Vehicles                                                      25,000
                                                                 -----------

                                                                     423,422

        Accumulated depreciation                                     291,568
                                                                 -----------

        Property and Equipment, net                                $ 131,854
                                                                 ===========


Note 3 - Goodwill and Other Intangible Assets:

The following table sets forth the gross carrying amount and accumulated amortization of the Company's intangible assets excluding goodwill:

                                                       Gross     Accumulated
                                                       Amount    Amortization
                                                    -----------  ------------

      Intangibles subject to amortization:
          Debt transaction related costs             $ 291,212     $ 258,999
          Finance costs                                 68,779        63,047
                                                    -----------  ------------

                                                     $ 359,991     $ 322,046
                                                    ===========  ============

Intangible assets amortization expense for the three months ended March 31, 2005, was $22,768.

Amortization expense on other intangible assets for future years is as follows:

        Period Ending March 31, 2005
        ----------------------------
              2006                                                 $ 37,945
                                                                 ----------

        Total Amortization                                         $ 37,945
                                                                 ==========


Note 4 - Notes Payable:

Notes payable is comprised of the following at March 31, 2005:

(1) Note payable to Harbert Management Corp., "Harbert",
interest payable monthly at 13.5% fixed rate, with principal
payable in full August 2005.                                    $1,900,000

(2) Note payable to the former owner of Century II Staffing,
Inc., due in monthly installments of $5,286, including
interest at 10% through January 2007.                              105,854

(3) Note payable to an individual, due in monthly
installments of $772, including interest at 7% through
February 2006. Secured by a vehicle.                                 8,185
                                                                ----------

                                                                 2,014,039
Less current maturities                                         (1,963,524)
                                                                ----------

                                                                $   50,515
                                                                ==========

Substantially all of the Company's assets are pledged as collateral securing the note payable to Harbert. The Company is also required to maintain key-man life insurance on its president, naming the Company as beneficiary by the terms of its debt agreements to satisfy the Company's indebtedness in the event of the president's death. In connection with the Harbert financing, the Company also issued detachable stock warrants to Harbert which are further described in Note 7.

Principal payments due on notes payable outstanding at March 31, 2005, are as follows:

        Period Ending March 31,
        -----------------------
                2006                                          $1,963,524
                2007                                              50,515
                                                             ------------

                                                              $2,014,039
                                                             ============

Note 5 - Restricted Certificates of Deposit and Letter of Credit Arrangement:

The Company maintains a letter of credit with a major bank as required by its workers' compensation carrier. As of March 31, 2005, the Company maintained a letter of credit of $1,959,500, which is secured by a combination of personal guarantees of certain stockholders and a restricted certificate of deposit of approximately $287,000.

Note 6 - Retirement Plan:

The Company maintains a 401(k) savings plan whereby employees can contribute and defer taxes on compensation contributed to the plan. The Company matches, within prescribed limits, a percentage of each participant's 401(k) deferrals. The Company's contributions for the three months ended March 31, 2005, was approximately $6,000. Leased employees are not included in this amount as these retirement plan costs are billed through the Company's clients.

Note 7 - Stockholders' Equity:

Common Stock

The Class A common stock carries certain preference rights in the event of a dividend declared by the Company's Board of Directors or any dissolution, liquidation, or winding-up of the Company. The Class A and B shares have equal voting rights. As discussed in Note 14, the Company merged 100% of its common stock and stock warrants, subsequent to March 31, 2005 with a third party.

Stock Warrants

The Company granted stock warrants of up to 203,249 shares of Class B common stock in conjunction with the Harbert loan (refer to Note 4). Prior to the merger subsequent to year-end disclosed in Note 14, the warrants were exercisable at any time at an exercise price of $.01 per share. The number of shares associated with the warrants increased if any portion of the debt was unpaid at certain anniversary dates under the loan agreement and through certain anti-dilution rights. Harbert had the right to require the Company to purchase the warrants within 60 days prior to the expiration date for fair market value, as determined by an independent appraiser. In conjunction with the 203,249 warrants outstanding as of March 31, 2005, the Company recorded a liability in the amount of $258,690, since these warrants were subject to mandatory redemption. The original expiration date of the warrants was October 31, 2005. The warrants were cancelled in conjunction with the merger disclosed in Note 14.

During the three months ended March 31, 2005, the Company paid $12,246 in guarantee fees to the stockholders for their personal guarantees on the letter of credit issued on April 30, 2003.

Stock Options

The Company granted stock options to key employees prior to the merger discussed in Note 14. The options were exercisable only in the event the Company was liquidated and at a strike price of $2.00. Outstanding stock options at March 31, 2005, were as follows:

                                                  Option     Number of
                                                  Price         Units
                                                 ----------  ----------

        Outstanding, January 1, 2005             $ 247,068     123,534
        Granted                                          0           0
        Exercised                                        0           0
                                                 ----------  ----------

        Outstanding, March 31, 2005              $ 247,068     123,534
                                                 ==========  ==========

As discussed in Note 14, the options were cancelled in conjunction with the Company's merger with a third party, subsequent to March 31, 2005.

The Company has adopted only the disclosure provisions of SFAS 123 and SFAS 148, Accounting for Stock-Based Compensation. It applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for plans and does not recognize compensation expense for its stock-based compensation plan. If the Company had elected to recognize compensation expense based upon fair value at the grant date for awards under these plans, consistent with the methodology prescribed by SFAS 123, the effect on net loss for the three months ended March 31, 2005, would have been immaterial.


Note 8 - Income Taxes:

The Company has federal and state net operating losses; accordingly, no provision for federal and state income taxes has been recorded for the three months ended March 31, 2005. State income tax expense of $6,175 is currently due at March 31, 2005.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of current and long-term deferred tax assets and long-term deferred tax liabilities at March 31, 2005, are as follows:

        Deferred tax assets, current
            Reserves                                 $ 372,640
            Interest and compensation                  124,615
            Allowance for doubtful accounts             11,900
            Less:  Valuation allowance                (509,155)
                                                     ---------

            Net current asset                        $       0
                                                     =========

        Deferred tax assets, long-term
            Net operating loss carryforwards         $ 846,519
            Less:  Valuation allowance                (664,279)
                                                     ---------

            Long-term asset                            182,240
                                                     ---------

        Deferred tax liabilities, long-term
            Goodwill amortization                     (153,000)
            Depreciation methods                       (29,240)
                                                     ---------

            Long-term liability                       (182,240)
                                                     ---------

            Net long-term asset                      $       0
                                                     =========


Federal and state net operating loss carryforwards amounted to approximately $2,200,000 and $2,100,000, respectively at March 31, 2005, and will expire, if unused, beginning in 2018. The valuation allowance increased $129,870 during the three months ended March 31, 2005.

Note 9 - Operating Lease Commitments:

The Company leases office space under an agreement, which expires in January 2009. In addition to an escalating base monthly rent, the agreement requires the Company to pay any increase in operating costs, real estate taxes, or utilities over the base year.

The Company also leases certain office equipment under an agreement that expires in June 2006.

Rent expense under all agreements amounted to $28,936 for the three months ended March 31, 2005.

Future minimum commitments under these agreements are as follows at March 31, 2005:

                                                           Office
Period Ending March 31,                       Facilities  Equipment
-----------------------                      -----------  ---------
        2006                                   $ 111,230    $ 6,360
        2007                                     114,914      1,590
        2008                                     118,598          0
        2009                                     101,390          0
                                             -----------  ---------

                                              $ 446,132    $ 7,950
                                             ===========  =========


Note 10 - Self-Funded Health Insurance:

The Company's Employee Benefit Plan provides its employees and their dependents with comprehensive health care coverage. A portion of that coverage is self-funded by the Company. Under the insurance policy with the Plan's underwriter, the Company's self-funded liability is limited for each plan year to $100,000 per employee, with an aggregate liability limit of approximately $4,500,000. Those liability limits are adjusted annually. For this purpose, the plan year runs from July 1 through June 30.


Note 11 - Contingent Liabilities:

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Management of the Company believes the resolution of any pending or threatened actions will not have a material effect on the Company's financial position or results of operations.


Note 12 - Concentration of Credit Risk:

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, certificates of deposit, and accounts receivables. The Company places their cash and cash equivalents with high credit quality institutions. At times, such amounts may be in excess of the FDIC insured limit. At March 31, 2005, the Company's cash exceeded federally insured limits by approximately $2,791,276.

The Companies routinely assess the financial strength of its customers and, as a consequence, believe that their accounts receivable credit risk exposure is limited.

Note 13 - Regulatory Environment:

Employers, in general are regulated by numerous federal and state laws relating to labor, tax and employment matters. Generally, these laws prohibit discrimination, mandate safety regulations in the workplace, set minimum wage rates and regulate employee benefits. Because many of these laws were enacted prior to the development of non-traditional employment relationships, such as PEO services, many of these laws do not specifically address the obligations and responsibilities of non-traditional employers. As a result, interpretive issues concerning the definition of the term "employer" in various federal and state laws have arisen pertaining to the employment relationship.

Professional Employer Organizations, individually and through the National Association of Professional Employer Organizations, have petitioned the numerous governmental agencies (including the Internal Revenue Service, Department of Labor and others) for clarification, and in some cases, new regulations specific to the issues faced by a PEO. The Company believes resolution of these issues will not have a material impact on the Company's financial position or results of operations.


Note 14 - Subsequent Event - Business Combination:

Merger with Fortune Diversified Industries, Inc.
------------------------------------------------

On April 5, 2005, the Company entered into an Agreement and Plan of Merger
(the "Agreement") with Fortune Diversified Industries, Inc. (FDVI), the Surviving Corporation. For accounting purposes, the effective date is April 1, 2005. The terms of the Agreement include, among other things, the payment of approximately $2 Million by FDVI to retire debts (1) and (2) disclosed in Note 4, the payment of approximately $650,000 in cash by FDVI to the stockholders of the Company, a portion of which shall be held in escrow for payment of certain tax debts that is likely to be owed by the Company, and the issuance of 1,500,000 contingent shares of FDVI Common Stock to be held in escrow until such time as the shares may be earned by the stockholders of the Company upon the achievement of certain financial performance measures. In the event the 1,500,000 shares are earned in future periods, shares of FDVI stock will be distributed to the Company's stockholders, as defined in the agreement based on diluted outstanding shares of Company stock at the date of acquisition. Company stock for purposes of the acquisition is defined as Class A Common Stock, Class B Common Stock, outstanding Stock Warrants and outstanding Stock Options. As a result, all stock warrants and stock options discussed in Note 7 were cancelled at the date of the acquisition.

Prior to the Agreement, there was no material relationship between the Company and FDVI.